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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  June 30, 2001
                        (Date of Earliest Event Reported)

                            ORION TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                             1133 21st Street, N.W.
                                    8th Floor
                             Washington, D.C. 20036
               (Address of principal executive offices (zip code))

                                 (202) 822-0114
              (Registrant's telephone number, including area code)

             Nevada                      000-29673                        88-0369588
     (State of incorporation)     (Commission File Number)     (IRS Employer Identification No.)



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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

Date and Manner of Acquisition

On June 30, 2001 (the "Closing Date"), Orion Technologies, Inc. ("Orion") and its wholly-owned subsidiary, Globalinx, Inc. ("Globalinx") entered into an Asset Purchase Agreement (the "Purchase Agreement") with Erbia, Inc., its wholly-owned subsidiary, Erbia Network, Inc. ("Erbia"), and FGC, INC., collectively referred to as the "Sellers."

Assets Purchased and Liabilities Assumed

Pursuant to the Purchase Agreement, Orion purchased certain tangible and intangible assets from the Sellers, and assumed certain liabilities. The tangible assets purchased consisted primarily of the Sellers' subscriber, trade and other accounts receivable which have been outstanding for thirty days or less as of the Closing Date owed to the Sellers as payment for services rendered by the Sellers prior to the Closing Date, which totaled approximately $360,000 at the Closing Date. Orion also assumed certain liabilities of the Sellers, which consisted primarily of a $500,000 liability due Qwest Communications, Inc. ("Qwest") and assumed certain lease and other contract obligations of the Sellers that Orion feels will be necessary to continue the business of the Sellers.

Nature and Amount of Consideration

The purchase price payable to the Sellers by Orion for the purchased assets consisted of 300,000 shares (the "Initial Shares") of Orion common stock, par value $0.01 per share ("Common Stock"). A total of 175,000 of the Initial Shares will be held in reserve by Orion on behalf of the Sellers and transferred, at the request of the Sellers, to the certain creditors of the Sellers for the settlement of certain liabilities not assumed by Orion.

The Purchase Agreement contains a share adjustment provision which provides that if the value of the Initial Shares, based on the average closing price of a share of the Common Stock of Orion for the last ten trading days immediately preceding the six-month anniversary of the Closing Date, is less than $1,000,000 (the "Six Month Stock Value"), Orion will deliver to the Sellers that number of additional shares of Common Stock of Orion equal to (i) $1,000,000 minus the Six Month Stock Value, (ii) multiplied by fifty percent, (iii) divided by the average closing price of a share of Common Stock of Orion for the ten trading days immediately preceding the six-month anniversary of the Closing Date (the "Additional Six Month Shares").

If Orion is required to deliver the Additional Six Month Shares and if the value of the Initial Shares and the Additional Six Month Shares, based on the average closing price of a share of Common Stock of Orion for the ten trading days immediately preceding the one-year anniversary of the Closing Date, is less than $1,000,000 (the "One Year Stock Value"), then Orion will deliver to the Sellers that number of shares of Common Stock of Orion equal to (i) $1,000,000 minus the One Year Stock Value, (ii) divided by the average closing price of a share of Common Stock of Orion for the ten trading days immediately preceding the one year anniversary of the Closing Date (the "Additional One Year Shares" and, collectively with the Initial Shares and the Additional Six Month Shares, the "Shares").



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In addition to the foregoing consideration, beginning on October 15, 2001 and on the fifteenth day of each month thereafter through and including September 15, 2001, Orion will pay a commission override (the "Override") to the Sellers equal to three percent of the billed monthly revenue for the prior month attributable to the Sellers' customer base, excluding certain accounts.

In addition, a certain Promissory Note dated April 19, 2001 by Erbia to Orion in the sum of $250,000 was replaced in its entirety with a new Promissory Note dated June 20, 2001.

As further consideration, Orion assumed certain liabilities of the Sellers. In connection with the assumption of these liabilities, Orion delivered to Qwest a promissory note in the principal amount of $500,000 and 400,000 shares (the "Initial Qwest Shares") of the Common Stock of Orion. The agreement between Orion and Qwest includes a share adjustment provision which provides that if the value of the Initial Qwest Shares, based on the average closing price of a share of the Common Stock of Orion for the ten trading days immediately preceding the three-month anniversary of the Closing Date, is less than $400,000 (the "Three Month Stock Value"), Orion will deliver to Qwest that number of additional shares of Common Stock of Orion equal to (i) $400,000 minus the Three Month Stock Value, (ii) multiplied by fifty percent, (iii) divided by the average closing price of a share of Common Stock of Orion for the ten trading days immediately preceding the three-month anniversary of the Closing Date (the "Additional Three Month Qwest Shares").

If Orion is required to deliver the Additional Three Month Qwest Shares and if the value of the Initial Qwest Shares and the Additional Three Month Qwest Shares, based on the average closing price of a share of Common Stock of Orion for the ten trading days immediately preceding the six-month anniversary of the Closing Date, is less than $400,000 (the "Qwest Six Month Stock Value"), then Orion will deliver to Qwest that number of shares of Common Stock of Orion equal to (i) $400,000 minus the Qwest Six Month Stock Value, (ii) divided by the average closing price of a share of Common Stock of Orion for the ten trading days immediately preceding the six month anniversary of the Closing Date.


In exchange, Qwest delivered a release of all claims against Sellers and permitted Orion to transfer its customers under Orion's Globalinx Reseller Agreement to Sellers' account with Qwest.

Orion also delivered 100,000 shares of Common Stock of Orion to Arne Dunhem ("Dunhem") as consideration for Dunhem continuing to be a guarantor for certain contracts and an additional 100,000 shares of Common Stock of Orion for consulting support provided by Dunhem. If Orion does not take the necessary actions to eliminate the need for Dunhem's personal guarantee on or before the six-month anniversary of the Closing Date on certain leases and other contracts that Orion assumed as part of the Purchase Agreement, then Orion will deliver to Dunhem an additional 50,000 shares of Common Stock of Orion.

As part of the Purchase Agreement, Orion agreed to hire certain employees of the Sellers and to enter into a consulting agreement with Dunhem.



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For each of the first three months after the Closing Date, the Sellers shall from collection of accounts receivables being thirty one days or older that were not purchased by Orion and are being retained by the Sellers (the "Retained Accounts Receivable") pay to Orion the lesser of the following amounts: (i) $75,143 in the first month, $36,336 in the second month and $7,832 in the third month, or (ii) the amount of entire Retained Accounts Receivable collected by Seller during such month.

Nature of Determining Consideration

The consideration was determined by arms-length negotiations between Orion, Globalinx and the Sellers, and was presented to and approved by the directors of each corporation and the shareholders of Orion and the Sellers.

Orion intends to integrate the business of the Sellers with Globalinx and to use the combined assets of these entities to continue and expand the business operations of Erbia, an integrated communications provider company that offers business organizations of all sizes and consumers with long distance (domestic and international), calling card, and 800 services and that currently provides long distance telecommunications services to over 17,000 customers throughout the United States. Erbia's customer base consists of small office/home office, small to medium enterprises, and high-value residential users. Erbia is headquartered in the McLean, Virginia and operates a call center in Ft. Lauderdale, Florida. Globalinx plans to relocate its corporate office to Erbia's McLean, Virginia facility.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND
              EXHIBITS

(a)    Financial Statements of Business Acquired.

       It is impracticable to provide the financial statements required relative to the acquired business described in Item 2 at the time this Current Report on Form 8-K is filed. Orion will file the required financial statements as soon as practicable, but in no event later than September 15, 2001.

(b)    Pro Forma Financial Information.

       It is impracticable to provide the pro forma financial information required relative to the acquired business described in Item 2 at the time this Current Report on Form 8-K is filed. Orion will file the required pro forma financial information as soon as practicable, but in no event later than September 15, 2001.

(c)    Exhibits.

       2 Asset Purchase Agreement (The disclosure schedules and attachments listed in the table of contents to the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-B. A copy of such exhibits and schedules will be furnished supplementally to the Securities and Exchange Commission upon request.)



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SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   ORION TECHNOLOGIES, INC.,
                                   A Nevada Corporation

Date July 24, 2001                 By :    /s/ A. Frans Heideman
                                        ----------------------------------------
                                           A. Frans Heideman,
                                           President and Chief Executive Officer


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